UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2024

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 Enterprise, Suite 200 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SHO	New York Stock Exchange
Series H Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRH	New York Stock Exchange
Series I Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Item 1.01Entry into a Material Definitive Agreement.

On November 7, 2024, Sunstone Hotel Investors, Inc. (the “Company”) entered into a Term Loan Agreement (the “Term Loan Agreement”) among the Company, Sunstone Hotel Partnership, LLC, Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., Truist Bank, U.S. Bank National Association, Huntington Bank, PNC Bank, National Association, Regions Bank, and Bank of Hawaii.

The Term Loan Agreement provides for a $100 million unsecured delayed draw term loan facility. Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A., Truist Securities, Inc., U.S. Bank National Association, Huntington Bank and PNC Bank, National Association are joint lead arrangers, Wells Fargo Securities, LLC, BofA Securities, Inc., and JPMorgan Chase Bank, N.A. are joint bookrunners, BofA Securities, Inc. and JPMorgan Chase Bank, N.A. are syndication agents and Truist Bank, U.S. Bank National Association, Huntington Bank and PNC Bank, National Association are documentation agents. The Company’s operating partnership, Sunstone Hotel Partnership, LLC, is the borrower under the Term Loan Agreement and certain of the Company’s subsidiaries guarantee its obligations under the Term Loan Agreement.

The delayed draw term loan facility under the Term Loan Agreement matures on November 7, 2025. The Company may extend the maturity date of the delayed draw term loan facility under the Term Loan Agreement, exercisable two times, by six (6) months per each request, to November 7, 2026, upon the payment of applicable fees and satisfaction of certain customary conditions.

Interest is paid on the amounts outstanding on the delayed draw term loans at varying rates, based upon Adjusted Term SOFR as defined in the Term Loan Agreement plus an applicable margin. The applicable margin is based upon the Company’s ratio of net indebtedness to EBITDA, as follows:

Level	Leverage Ratio	Applicable Margin for Loans that are Term SOFR Loans	Applicable Margin for loans that are Base Rate Loans
1	Less than 3.00 to 1.00	1.35%	0.35%
2	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	1.40%	0.40%
3	Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	1.45%	0.45%
4	Greater than or equal to 4.00 to 1.00 but less than 5.00 to 1.00	1.55%	0.55%
5	Greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00	1.75%	0.75%
6	Greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00	1.85%	0.85%
7	Greater than or equal to 6.00 to 1.00	2.20%	1.20%

The Term Loan Agreement contains various corporate financial covenants. A summary of certain covenants is as follows:

Covenant
Maximum leverage ratio	6.50:1.00
Minimum fixed charge coverage ratio	1.50:1.00
Maximum unencumbered leverage ratio	0.60:1.00
Minimum unsecured interest expense coverage ratio	2.00:1.00
Maximum secured indebtedness ratio	0.45:1.00
Maximum secured recourse indebtedness ratio	0.10:1.00

The Term Loan Agreement requires the Company to maintain a designated pool of unencumbered borrowing base properties. The unencumbered borrowing base must be a minimum of seven (7) properties with an unencumbered borrowing base asset value, as defined in the Term Loan Agreement, of not less than $500 million.

The Term Loan Agreement contains representations, financial and other affirmative and negative covenants, events of default and remedies typical for this type of facility.

The foregoing description of the Term Loan Agreement is qualified in its entirety by the full terms and conditions of the Term Loan Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02.Results of Operations and Financial Condition.

On November 12, 2024, Sunstone Hotel Investors, Inc. (the “Company”) issued a press release regarding its financial results for the third quarter ended September 30, 2024. The press release referred to supplemental financial information that is available on the Company’s website, free of charge, at www.sunstonehotels.com. A copy of the press release and the supplemental financial information are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by this reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description
10.1	Term Loan Agreement, dated November 7, 2024.
99.1	Press Release, dated November 12, 2024.
99.2	Supplemental Financial Information for the third quarter ended September 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: November 12, 2024	By:	/s/ Aaron R. Reyes
Aaron R. Reyes (Principal Financial Officer and Duly Authorized Officer)